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                              CONSULTING AGREEMENT

                  THIS AGREEMENT (the "Agreement") is being made as of this 31st day of March, 2000 between booktech.com, inc., a Nevada corporation ("booktech"), having its principal offices at 42 Cummings Park, Woburn, Massachusetts 01801, and VERUS INTERNATIONAL LTD., a Barbados corporation ("Verus") having its principal offices at Hangar 5, 4360 Agar Drive, Richmond, British Columbia V7B 1A3.

                              W I T N E S S E T H:

                  WHEREAS, booktech desires to retain Verus and Verus desires to be retained by booktech, subject to the terms and conditions contained herein.

                  NOW, THEREFORE, in consideration of the mutual premises and agreements contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

                  1. Nature of Engagement; Term. booktech hereby retains Verus and Verus agrees to serve booktech as a consultant, on an independent contract basis, upon the terms and conditions contained herein. This engagement shall commence as of March 31, 2000 and shall continue for a period of two (2) years from that date.

                  2. Duties and Powers as Consultant. Verus shall be engaged by booktech as a consultant in connection with its business affairs and Verus hereby agrees to render such advisory and consulting services. In providing its services, Verus shall be subject to the direction of the board of directors of booktech (the "Board of Directors").

                  3.       Compensation.

                           (a)      So long as this Agreement is in effect, as
compensation for its services hereunder, booktech shall pay Verus a monthly fee of $15,000.00, payable in bi-weekly installments, with an installment on the second and fourth Friday of every month.

                           (b)      Except as otherwise required by law, during
the term of this Agreement, booktech shall not be obligated or liable for any other benefits or compensation payable to Verus. Verus shall not be entitled to severance upon termination of this Agreement.

                  4. Representations and Warranties of Consultant. Verus represents and warrants to booktech that Verus is under no contractual or other restriction or obligation which is inconsistent with the execution of this Agreement, the performance of its duties hereunder, or the other rights of booktech hereunder.

                  5. Non-Competition. Verus agrees that neither it nor any of its employees will (a) during the period it is retained by booktech engage in, or otherwise directly or indirectly be employed by, or act as a consultant or lender to, or be a director, officer, employee, owner or partner of, any other business or organization that is or shall then be competing with booktech,

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and (b) for a period of six months after it ceases to be retained by booktech, directly or indirectly compete with or be engaged in the same business as booktech, or be employed by, or act as consultant or lender to, or be a director, officer, employee, owner or partner of, any business or organization which, during that six month period, competes with or is engaged in the same business as booktech, except that in each case the provisions of this Section 5 will not be deemed breached merely because Verus owns or acquires after the date of this Agreement not more than five percent (5.0%) of the outstanding common stock of a corporation (including any corporation competing with booktech), if, at the time of its acquisition by Verus, such stock is listed on a national securities exchange, is reported on NASDAQ, or is regularly traded in the over-the-counter market by a member of a national securities exchange.

                  6. Confidential Information. All confidential information which Verus or its employees may now possess, may obtain during the term of its engagement by booktech, or may create prior to the end of the term of its engagement by booktech, relating to the business of booktech or of any customer or supplier of booktech, shall not be published, disclosed, or made accessible by Verus or its employees to any other person, firm, or corporation at any time without the prior written consent of booktech. Verus shall return all tangible evidence of such confidential information to booktech prior to or at the termination of its engagement.

                  7. Termination. Verus shall have the right to terminate this Agreement with or without cause upon five (5) days prior written notice. booktech shall have the right to terminate this Agreement only for good cause, upon five (5) days prior written notice. No further compensation shall be payable to Verus after the date on which termination shall take effect.

                  8.       Survival.  The covenants, agreements,
representations, and warranties contained in or made pursuant to this Agreement shall survive Verus' termination of engagement, irrespective of any investigation made by or on behalf of any party.

                  9. Modification. This Agreement sets forth the entire understanding of the parties with respect to the subject matter hereof, supersedes all existing agreements between them concerning such subject matter, and may be modified only by a written instrument duly executed by each party.

                  10. Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested, or delivered against receipt to the party to whom it is to be given at the address of such party set forth in the preamble to this Agreement (or to such other address as the party shall have furnished in writing in accordance with the provisions of this Section 10). In the case of a notice to booktech, a copy of such notice (which copy shall not constitute notice) shall be delivered to Camhy Karlinsky & Stein LLP, 1740 Broadway, New York, New York 10019, Attn. Willie E. Dennis, Esq. In the case of a notice to Verus, a copy of such notice shall be delivered to Preston Gates & Ellis LLP, 701 Fifth Avenue, Suite 5000, Seattle, Washington 98104, Attn. Gary
J. Kocher, Esq. Any notice or other communication given by certified mail shall be deemed given

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at the time of certification thereof, except for a notice changing a party's address which shall be deemed given at the time of receipt thereof.

                  11. Waiver. Any waiver by either party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing.

                  12. Binding Effect. Verus' rights and obligations under this Agreement shall not be transferable by assignment or otherwise, such rights shall not be subject to encumbrance or the claims of Verus' creditors, and any attempt to do any of the foregoing shall be void. The provisions of this Agreement shall be binding upon and inure to the benefit of Verus and its successors, and shall be binding upon and inure to the benefit of booktech and its successors and its assigns.

                  13. Headings. The headings in this Agreement are solely for the convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

                  14. Counterparts; Governing Law. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. It shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to the rules governing the conflicts of laws.

                  IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written above.

                               booktech.com, inc.

                               By:    /s/ Morris A. Shepard Ph.D
                               -----------------------------------------------
                               Name:  Morris A. Shepard Ph.D
                               Title: President & Chief Executive Officer


                               VERUS INTERNATIONAL LTD.

                               By:    /s/ Joel Dumaresq
                               -----------------------------------------------
                               Name:  Joel Dumaresq
                                      Title: